Exhibit 10.4

Execution Version

AMENDMENT NO. 3 TO FIRST LIEN CREDIT AGREEMENT

This AMENDMENT NO. 3 TO FIRST LIEN CREDIT AGREEMENT, dated as of June 13, 2019 (this “Amendment”), is entered into by and among McAfee, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent (the “Administrative Agent”) and Bank of America, N.A., as 2019 Term B Euro Incremental Lender (as defined in Exhibit A) and 2019 Term B USD Incremental Lender (as defined in Exhibit A). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, McAfee Finance 2, LLC, a Delaware limited liability company (“Holdings”), the Administrative Agent and the lenders from time to time party thereto are party to that certain First Lien Credit Agreement, dated as of September 29, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, Section 10.01 of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes, including to permit additional extensions of credit to be included in the Credit Agreement;

WHEREAS, (i) pursuant to Section 2.14(1) of the Credit Agreement, the Borrower has delivered a request for a Term Loan Increase to the Administrative Agent in an aggregate principal Euro-denominated amount of €355,000,000 and (ii) the Borrower has requested that on the Amendment No. 3 Effective Date the financial institution signatory hereto as the 2019 Term B Euro Incremental Lender provide, pursuant to Section 2.14(4)(c) of the Credit Agreement, a 2019 Term B Euro Incremental Commitment (as defined in Exhibit A) under the Amended Credit Agreement, and make 2019 Term B Euro Incremental Loans (as defined in Exhibit A) as a Term Loan Increase of the Term B Euro Loans, which 2019 Term B Euro Incremental Loans will be of the same Class as the Term B Euro Loans, in an aggregate principal amount equal to €355,000,000 on the Amendment No. 3 Effective Date, the proceeds of which will be used by the Borrower to pay a dividend to certain equity holders of the Borrower, and each 2019 Term B Euro Incremental Lender is prepared to provide its 2019 Term B Euro Incremental Commitment and to make the 2019 Term B Euro Incremental Loans pursuant to the Amended Credit Agreement in the principal amount set forth opposite such 2019 Term B Euro Incremental Lender’s name under the heading “2019 Term B Euro Incremental Commitment” on Schedule 2.01(a) to the Amended Credit Agreement, in each case subject to the other terms and conditions set forth herein; and

WHEREAS, (i) pursuant to Section 2.14(1) of the Credit Agreement, the Borrower has delivered a request for a Term Loan Increase to the Administrative Agent in an aggregate principal USD-denominated amount of $300,000,000 and (ii) the Borrower has requested that on the Amendment No. 3 Effective Date the financial institution signatory hereto as the 2019 Term B USD Incremental Lender provide, pursuant to Section 2.14(4)(c) of the Credit Agreement, a 2019 Term B USD Incremental Commitment (as defined in Exhibit A) under the Amended Credit Agreement, and make 2019 Term B USD Incremental Loans (as defined in Exhibit A) as a Term Loan Increase of the Term B USD Loans, which 2019 Term B USD Incremental Loans will be of the same Class as the Term B USD Loans, in an aggregate principal amount equal to $300,000,000 on the Amendment No. 3 Effective Date, the proceeds of which will be used by the Borrower to pay a dividend to certain equity holders of the Borrower, and each 2019 Term B USD Incremental Lender is prepared to provide its 2019 Term B USD Incremental Commitment and to make the 2019 Term B USD Incremental Loans pursuant to the Amended Credit Agreement in the principal amount set forth opposite such 2019 Term B USD Incremental Lender’s name under the heading “2019 Term B USD Incremental Commitment” on Schedule 2.01(a) to the Amended Credit Agreement, in each case subject to the other terms and conditions set forth herein; and

WHEREAS, each of BofA Securities, Inc. (or any of its designated affiliates, “BofA Securities”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets Inc. (“CGMI”) on behalf of Citi1, Deutsche Bank Securities Inc. (“DBSI”), Goldman Sachs Bank USA (“GS Bank”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Mizuho Bank, Ltd. (“Mizuho”), MSSF, Royal Bank of Canada2 (“Royal Bank”), UBS Securities LLC (“UBSS”) has acted as joint lead arrangers and joint lead bookrunners in connection with this Amendment and TPG Capital BD (“TPG BD”, and together with the Arrangers, in such capacity, each an “Engagement Party”, and collectively the “Engagement Parties”) has acted as a co-manager in connection with this Amendment;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Amendment No. 3 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).

[1]

“Citi” shall mean CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated herein.

[2]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

Section 2. Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 3 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties of the Loan Parties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 3 Effective Date”) that the following conditions have been satisfied or waived:

(i) Consents. The Administrative Agent shall have received executed signature pages hereto from each of the Lenders constituting the Required Lenders, the 2019 Term B Euro Incremental Lender, the 2019 Term B USD Incremental Lender and each Loan Party.

(ii) Fees. The Administrative Agent shall have received for the account of the Engagement Parties all fees required to be paid, and, to the extent invoiced at least two Business Days prior to the Amendment No. 3 Effective Date, all expenses required to be reimbursed, to the Engagement Parties in connection with this Amendment as separately agreed by the Borrower and the Engagement Parties.

(iii) Legal Opinions. The Administrative Agent shall have received a customary written opinion of Ropes & Gray LLP, counsel to the Loan Parties.

(iv) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 3 Effective Date certifying as to the representations and warranties set forth in Section 2.

(v) Other Documents. The Administrative Agent shall have received such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party (in each case, to the extent such concept exists in the applicable jurisdiction), certificates of customary Board of Directors resolutions or other customary corporate authorizing action, incumbency certificates and/or other customary certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment. The Administrative Agent, 2019 Term B USD Incremental Lender and 2019 Term B EUR Incremental Lender shall each have received customary consents to assignments of the Term B USD Loans and the Term B Euro Loans.

(vi) EUR Committed Loan Notice. The Administrative Agent and the 2019 Term B Euro Incremental Lender shall have received a Committed Loan Notice no later than 1:00 p.m. (New York time) at least one Business Day prior to the requested date of the Borrowing in respect of the 2019 Term B Euro Incremental Loans.

(vii) USD Committed Loan Notice. The Administrative Agent and the 2019 Term B USD Incremental Lender shall have received a Committed Loan Notice no later than 1:00 p.m. (New York time) at least one Business Day prior to the requested date of the Borrowing in respect of the 2019 Term B USD Incremental Loans.

SECTION 4. Costs and Expenses. The Borrower agrees to pay (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including the Attorney Costs of the Administrative Agent to the extent provided for in Section 10.04 of the Credit Agreement) in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder or in connection herewith, including all Attorney Costs of a single U.S. counsel to the Administrative Agent and (b) all reasonable and documented out-of-pocket expenses incurred by the 2019 Term B Euro Incremental Lender and 2019 Term B USD Incremental Lender to the extent separately agreed between the 2019 Term B Euro Incremental Lender, the 2019 Term B USD Incremental Lender and the Borrower on or prior to the date hereof.

SECTION 5. Execution in Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in.pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Clauses (b) and (c) of Section 10.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 7. Headings. The headings of this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 8. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 3 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 3 Effective Date.

SECTION 9. Reaffirmation. Each of the Loan Parties hereby consents to the amendment of the Credit Agreement described in Section 1 of this Amendment and hereby confirms its respective guarantees, pledges, grants of security interests, subordinations and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and confirms, agrees and acknowledges that, notwithstanding the consummation of this Amendment, such guarantees, pledges, grants of security interests, subordinations and other obligations, and the terms of each of the Loan Documents to which it is a party, except as expressly modified by this Amendment, are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect and shall also guarantee and secure all obligations as amended and reaffirmed pursuant to the Credit Agreement and this Amendment. Each of the Loan Parties confirms, acknowledges and agrees that the Lenders, the 2019 Term B Euro Incremental Lender providing the 2019 Term B Euro Incremental Loans and the 2019 Term B USD Incremental Lender providing the 2019 Term B USD Incremental Loans are “Lenders” and “Secured Parties” for all purposes under the Loan Documents. For the avoidance of doubt, each Loan Party hereby restates the provisions of Article II of the Security Agreement and agrees that all references in the Security Agreement to the “Secured Obligations” shall include the 2019 Term B Euro Incremental Loans and 2019 Term B USD Incremental Loans.

SECTION 10. WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

SECTION 11. Waiver of Breakage Costs. Each Second Amendment Consenting Lender waives any right to compensation pursuant to Section 3.05 of the Credit Agreement that such Second Amendment Consenting Lender would otherwise have a right to pursuant to the transactions described in this Amendment to occur on or about the Amendment No. 3 Effective Date.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MCAFEE, LLC

By:	/s/ Michael Berry
Name: Michael Berry
Title: Chief Financial Officer

GUARANTORS:

MCAFEE FINANCE 2, LLC
MCAFEE EMPLOYEE HOLDINGS, LLC
MCAFEE EXECUTIVE HOLDINGS, INC.
MCAFEE PUBLIC SECTOR LLC MCAFEE ACQUISITION CORP. SKYHIGH NETWORKS ACQUISITION CORP. SKYHIGH NETWORKS HOLDINGS CORP. SKYHIGH NETWORKS, LLC
MCAFEE CONSUMER AFFAIRS NORTH, LLC
TUNNELBEAR, LLC

By:	/s/ Michael Berry
Name: Michael Berry
Title: Vice President

[Signature Page to Amendment No. 3 to First Lien Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.
as Administrative Agent

By:	/s/ Brian Sanderson
Name: Brian Sanderson
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to First Lien Credit Agreement]

BANK OF AMERICA, N.A., as the 2019 Term B Euro Incremental Lender, the 2019 Term B USD Incremental Lender

By:	/s/ Michael Roane
Name: Michael Roane
Title: Vice President

[Signature Page to Amendment No. 3 to First Lien Credit Agreement]

[Lender signature pages intentionally omitted]

[Signature Page to Amendment No. 3 to First Lien Credit Agreement]

EXHIBIT A

Conformed through Amendment No. ~~2~~3 to First Lien Credit Agreement

Published CUSIP Number: 57906PAA7

CUSIP (Revolving Credit Facility): 57906PAB5

CUSIP (USD Term Facility): 57906PAG4

CUSIP (EUR Term Facility): 57906PAH2

FIRST LIEN CREDIT AGREEMENT

Dated as of September 29, 2017

among

MCAFEE, LLC,

as the Borrower,

MCAFEE FINANCE 2, LLC,

as Holdings,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent, Collateral Agent and Issuing Bank,

and

THE OTHER LENDERS PARTY HERETO

Morgan Stanley Senior Funding, Inc.,

JPMorgan Chase Bank N.A.,

Goldman Sachs Bank USA,

~~Merrill Lynch, Pierce, Fenner & Smith Incorporated,~~

BofA Securities, Inc.,

Barclays Bank PLC,

Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc.,

RBC Capital Markets1,

UBS Securities LLC, and

Mizuho Bank, Ltd.,

as Joint Lead Arrangers and Joint Lead Bookrunners

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

Table of Contents

Page

Article I

Definitions and Accounting Terms

SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	~~99~~101
SECTION 1.03	Accounting Terms	~~101~~16
SECTION 1.04	Rounding	~~101~~16
SECTION 1.05	References to Agreements, Laws, etc.	~~101~~16
SECTION 1.06	Times of Day and Timing of Payment and Performance	~~101~~16
SECTION 1.07	Pro Forma and Other Calculations	~~101~~16
SECTION 1.08	Available Amount Transaction	~~106~~107
SECTION 1.09	Guaranties of Hedging Obligations	~~106~~107
SECTION 1.10	Currency Generally	~~106~~107
SECTION 1.11	Letters of Credit	~~107~~108

Article II

The Commitments and Borrowings

SECTION 2.01	The Loans	~~107~~109
SECTION 2.02	Borrowings, Conversions and Continuations of Loans	~~109~~111
SECTION 2.03	Letters of Credit	~~112~~114
SECTION 2.04	[Reserved]	~~121~~124
SECTION 2.05	Prepayments	~~121~~124
SECTION 2.06	Termination or Reduction of Commitments	~~134~~18
SECTION 2.07	Repayment of Loans	~~134~~19
SECTION 2.08	Interest	~~135~~19
SECTION 2.09	Fees	~~135~~138
SECTION 2.10	Computation of Interest and Fees	~~136~~138
SECTION 2.11	Evidence of Indebtedness	~~136~~139
SECTION 2.12	Payments Generally	~~137~~139
SECTION 2.13	Sharing of Payments	~~139~~141
SECTION 2.14	Incremental Facilities	~~139~~142
SECTION 2.15	Refinancing Amendments	~~148~~150
SECTION 2.16	Extensions of Loans	~~149~~152
SECTION 2.17	Defaulting Lenders	~~153~~156
SECTION 2.18	Loan Repricing Protection	~~155~~24

Article III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01	Taxes	~~155~~157
SECTION 3.02	Illegality	~~158~~161
SECTION 3.03	Inability to Determine Rates	~~159~~162
SECTION 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans and EURIBOR Rate Loans	~~161~~163
SECTION 3.05	Funding Losses	~~162~~164
SECTION 3.06	Matters Applicable to All Requests for Compensation	~~162~~164

i

SECTION 3.07	Replacement of Lenders under Certain Circumstances	~~163~~165
SECTION 3.08	Survival	~~165~~167

Article IV

Conditions Precedent to Credit Extensions

SECTION 4.01	Conditions to Credit Extensions on Closing Date	~~165~~167
SECTION 4.02	Conditions to Credit Extensions after the Closing Date	~~167~~169

Article V

Representations and Warranties

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~168~~170
SECTION 5.02	Authorization; No Contravention	~~168~~170
SECTION 5.03	Governmental Authorization	~~168~~171
SECTION 5.04	Binding Effect	~~169~~171
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~169~~171
SECTION 5.06	Litigation	~~170~~172
SECTION 5.07	Labor Matters	~~170~~172
SECTION 5.08	Ownership of Property; Liens	~~170~~172
SECTION 5.09	Environmental Matters	~~170~~172
SECTION 5.10	Taxes	~~170~~173
SECTION 5.11	ERISA Compliance	~~171~~173
SECTION 5.12	Subsidiaries	~~171~~173
SECTION 5.13	Margin Regulations; Investment Company Act	~~171~~174
SECTION 5.14	Disclosure	~~172~~174
SECTION 5.15	Intellectual Property; Licenses, etc.	~~172~~174
SECTION 5.16	Solvency	~~172~~174
SECTION 5.17	USA PATRIOT Act; Anti-Terrorism Laws	~~172~~174
SECTION 5.18	Collateral Documents	~~172~~175

Article VI

Affirmative Covenants

SECTION 6.01	Financial Statements	~~173~~175
SECTION 6.02	Certificates; Other Information	~~175~~177
SECTION 6.03	Notices	~~177~~179
SECTION 6.04	Payment of Obligations	~~177~~180
SECTION 6.05	Preservation of Existence, etc.	~~177~~180
SECTION 6.06	Maintenance of Properties	~~178~~180
SECTION 6.07	Maintenance of Insurance	~~178~~180
SECTION 6.08	Compliance with Laws	~~178~~180
SECTION 6.09	Books and Records	~~178~~181
SECTION 6.10	Inspection Rights	~~178~~181
SECTION 6.11	Covenant to Guarantee Obligations and Give Security	~~179~~181
SECTION 6.12	Compliance with Environmental Laws	~~182~~184
SECTION 6.13	Further Assurances and Post-Closing Covenant	~~182~~184
SECTION 6.14	Use of Proceeds	~~182~~24
SECTION 6.15	Maintenance of Ratings	~~183~~24

Article VII

Negative Covenants

SECTION 7.01	Liens	~~183~~24
SECTION 7.02	Indebtedness	~~183~~25

SECTION 7.03	Fundamental Changes	~~192~~195
SECTION 7.04	Asset Sales	~~196~~198
SECTION 7.05	Restricted Payments	~~197~~199
SECTION 7.06	Change in Nature of Business	~~208~~210
SECTION 7.07	Transactions with Affiliates	~~208~~210
SECTION 7.08	Burdensome Agreements	~~212~~215
SECTION 7.09	Accounting Changes	~~215~~218
SECTION 7.10	Modification of Terms of Subordinated Indebtedness	~~215~~218
SECTION 7.11	Holdings	~~215~~218
SECTION 7.12	Financial Covenant	~~216~~219

Article VIII

Events of Default and Remedies

SECTION 8.01	Events of Default	~~217~~219
SECTION 8.02	Remedies upon Event of Default	~~219~~222
SECTION 8.03	Application of Funds	~~220~~222
SECTION 8.04	Right to Cure	~~221~~223

Article IX

Administrative Agent and Other Agents

SECTION 9.01	Appointment and Authorization of the Administrative Agent	~~222~~225
SECTION 9.02	Rights as a Lender	~~223~~225
SECTION 9.03	Exculpatory Provisions	~~223~~226
SECTION 9.04	Lack of Reliance on the Administrative Agent	~~224~~227
SECTION 9.05	Certain Rights of the Administrative Agent	~~225~~227
SECTION 9.06	Reliance by the Administrative Agent	~~225~~227
SECTION 9.07	Delegation of Duties	~~225~~228
SECTION 9.08	Indemnification	~~225~~228
SECTION 9.09	The Administrative Agent in Its Individual Capacity	~~226~~229
SECTION 9.10	[Reserved]	~~226~~229
SECTION 9.11	Resignation by the Administrative Agent	~~226~~229
SECTION 9.12	Collateral Matters	~~228~~230
SECTION 9.13	[Reserved]	~~228~~231
SECTION 9.14	Administrative Agent May File Proofs of Claim	~~228~~231
SECTION 9.15	Appointment of Supplemental Administrative Agents	~~230~~232
SECTION 9.16	Intercreditor Agreements	~~231~~233
SECTION 9.17	Secured Cash Management Agreements and Secured Hedge Agreements	~~231~~234
SECTION 9.18	Withholding Tax	~~231~~234

Article X

Miscellaneous

SECTION 10.01	Amendments, etc.	~~232~~235
SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~237~~240
SECTION 10.03	No Waiver; Cumulative Remedies	~~239~~241
SECTION 10.04	Costs and Expenses	~~239~~242
SECTION 10.05	Indemnification by the Borrower	~~240~~242
SECTION 10.06	Marshaling; Payments Set Aside	~~241~~243
SECTION 10.07	Successors and Assigns	~~241~~244
SECTION 10.08	Resignation of Issuing Bank	~~249~~252
SECTION 10.09	Confidentiality	~~249~~252
SECTION 10.10	Setoff	~~251~~254
SECTION 10.11	Interest Rate Limitation	~~251~~254

SECTION 10.12	Counterparts; Integration; Effectiveness	~~251~~254
SECTION 10.13	Electronic Execution of Assignments and Certain Other Documents	~~252~~254
SECTION 10.14	Survival of Representations and Warranties	~~252~~255
SECTION 10.15	Severability	~~252~~255
SECTION 10.16	GOVERNING LAW	~~252~~255
SECTION 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~253~~256
SECTION 10.18	Binding Effect	~~253~~256
SECTION 10.19	Lender Action	~~253~~256
SECTION 10.20	Use of Name, Logo, etc.	~~254~~256
SECTION 10.21	USA PATRIOT Act	~~254~~256
SECTION 10.22	Service of Process	~~254~~257
SECTION 10.23	No Advisory or Fiduciary Responsibility	~~254~~257
SECTION 10.24	Release of Collateral and Guarantee Obligations; Subordination of Liens	~~255~~257
SECTION 10.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~256~~258
SECTION 10.26	Acknowledgement Regarding Any Supported QFCs.	32

FIRST LIEN CREDIT AGREEMENT

This FIRST LIEN CREDIT AGREEMENT (this “Agreement”) is entered into as of September 29, 2017 by and among McAfee, LLC, a Delaware limited liability company (the “Borrower”), McAfee Finance 2, LLC, a Delaware limited liability company, as Holdings, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Loan Documents, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents and as an Issuing Bank, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that (a) the Lenders extend credit to the Borrower in the form of $2,555.0 million of Closing Date USD Term Loans, €507.0 million of Closing Date Euro Term Loans and $500.0 million of Revolving Commitments on the Closing Date as first lien secured credit facilities and (b) from time to time on and after the Closing Date, the Lenders lend to the Borrower and the Issuing Banks issue Letters of Credit for the account of the Borrower, each to provide working capital for, and for other general corporate purposes of, the Borrower and its Subsidiaries, pursuant to the Revolving Commitments hereunder and pursuant to the terms of, and subject to the conditions set forth in, this Agreement.

On the Closing Date, the Borrower will enter into the Second Lien Credit Agreement pursuant to which the Borrower will obtain $600.0 million in initial aggregate principal amount of second lien term loans (the “Second Lien Initial Term Loans”).

The proceeds of the Closing Date Term Loans and the Closing Date Revolving Borrowings, together with the proceeds of the Second Lien Initial Term Loans and cash on hand, will be used on the Closing Date to fund the Transactions.

The applicable Lenders have indicated their willingness to lend, and the applicable Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement (including the introductory paragraph hereof and the preliminary statements hereto), the following terms have the meanings set forth below:

“2019 Dividend ” means a Restricted Payment made on the Third Amendment Effective Date in an amount not to exceed $680,836,027.09.

“2019 Term B Euro Incremental Commitment” means, with respect to the 2019 Term B Euro Lender, its commitment to make a 2019 Term B Euro Incremental Loan on the Third Amendment Effective Date in an amount equal to €355,000,000.

“2019 Term B Euro Incremental Lender” means Bank of America, N.A., in its capacity as such.

“2019 Term B Euro Incremental Loan” means a 2019 Term B Euro Incremental Loan made by the 2019 Term B Euro Incremental Lender on the Third Amendment Effective Date pursuant to Section 2.01(1)(i).

“2019 Term B USD Incremental Commitment” means, with respect to the 2019 Term B USD Incremental Lender, its commitment to make a 2019 Term B USD Incremental Loan on the Third Amendment Effective Date in an amount equal to $300,000,000.

“2019 Term B USD Incremental Lender” means Bank of America, N.A., in its capacity as such.

“2019 Term B USD Incremental Loan” means a 2019 Term B USD Incremental Loan made by the 2019 Term B USD Incremental Lender on the Third Amendment Effective Date pursuant to Section 2.01(1)(h).

“Acceptable Discount” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acceptable Non-USD Currency” means (i) Sterling and Euros and (ii) subject to the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) and each Lender under the applicable Revolving Facility, any other currency.

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M.

“Acceptance Date” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.14, (b) Other Loans pursuant to a Refinancing Amendment in accordance with Section 2.15 or (c) Replacement Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed, in each case solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender, and in the case of Incremental Revolving Commitments and Other Revolving Commitments and the Issuing Bank, such Default under Section 8.01(1) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the relevant Revolving Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~BofA Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, UBS Securities LLC and Mizuho Bank, Ltd., each in its capacity as a joint lead arranger under this Agreement.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Borrower or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable Law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of:

(i) Cash Equivalents or Investment Grade Securities,

(ii) obsolete, damaged or worn out property or assets, any disposition of inventory or goods (or other assets) held for sale and property or assets no longer used or useful in the ordinary course,

(iii) assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of the Borrower),

(iv) improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business and

(v) assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

Interest Coverage Ratio, Consolidated EBITDA or Total Assets) permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction, action, judgment or amount under any provision in this Agreement or any other Loan Document.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Big Boy Letter” means a letter from a Lender acknowledging that (1) an assignee may have information regarding Holdings, the Borrower and any Subsidiary of the Borrower, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to such assignee pursuant to Section 10.07(h) or (l) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such assignee, Holdings, the Borrower and the Subsidiaries of the Borrower with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means any offer by any Borrower Party to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(1)(e)(B).

“Borrower Parties” means the collective reference to Holdings, the Borrower and each Subsidiary of the Borrower and “Borrower Party” means any of them.

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(1)(e)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(1)(e)(D).

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans or EURIBOR Rate Loans, having the same Interest Period.

“Broker-Dealer Regulated Subsidiary” means any Subsidiary of the Borrower that is registered as a broker-dealer under the Exchange Act or any other applicable Laws requiring such registration.

“Business Day” means any day that is not a Legal Holiday and (i) with respect to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, any day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market and (ii) with respect to any interest rate settings as to a EURIBOR Rate Loan, any fundings, disbursements, settlements and payments in respect of any such EURIBOR Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such EURIBOR Rate Loan, any day on which dealings in deposits in Euros are conducted by and between banks in the European interbank market.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Lease Obligations) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital or finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP ~~in accordance with Section 1.03~~and, for the avoidance of doubt, shall not include any operating lease or other Non-Finance Lease Obligation.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize.”

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contract Consideration” has the meaning specified in clause (2)(k) of the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower or other companies.

“Converted Closing Date Euro Term Loan” means each Closing Date Euro Term Loan held by a Second Amendment Consenting Lender on the Second Amendment Effective Date that has consented to its Closing Date Euro Term Loans being converted to Term B Euro Loans (or, if less, the amount notified to such Lender by the Administrative Agent) (which amount was €650,802,180.40).

“Converted Closing Date Term Loans” means the Converted Closing Date USD Term Loans and the Converted Closing Date Euro Term Loans.

“Converted Closing Date USD Term Loan” means each Closing Date USD Term Loan held by a Second Amendment Consenting Lender on the Second Amendment Effective Date that has consented to its Closing Date USD Term Loans being converted to Term B USD Loans (or, if less, the amount notified to such Lender by the Administrative Agent) (which amount was $2,703,592,110.32).

“Convertible Indebtedness” means Indebtedness of the Borrower (which may be guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible into common equity of the Borrower (and cash in lieu of fractional shares) or cash (in an amount determined by reference to the price of such common equity) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common equity of the Borrower or cash (in an amount determined by reference to the price of such common equity).

“Corrective Extension Amendment” has the meaning specified in Section 2.16(6).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Credit Agreement Refinancing Indebtedness” means (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise

“Debt Fund Affiliate” means any Affiliate of an Investor that is a bona fide diversified debt fund that is not (a) a natural person or (b) Holdings, the Borrower or any Subsidiary of the Borrower.

“Debt Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent or representative under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(2)(g).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” means (i) with respect to any amounts denominated in Dollars, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans that are Revolving Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(3)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws and (ii) with respect to any amounts denominated in Euros, an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to Euro Term Loans (giving effect to Section 2.02(3)) plus 2.00% per annum, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.17(2), any Lender that (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations, within one Business Day of the date required to be funded by it hereunder, (b) has failed to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, either (i) admitted in writing that it is insolvent or (ii) become subject to a Lender-Related Distress Event. Any determination by the Administrative Agent as to whether a Lender is a Defaulting Lender shall be conclusive absent manifest error.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a

Closing Date, the Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP will thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, however, that any such election, once made, will be irrevocable; provided, further that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS will remain as previously calculated or determined in accordance with GAAP. The Borrower will give notice of any such election made in accordance with this definition to the Administrative Agent. Notwithstanding any other provision contained herein, ~~(i) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations and Attributable Indebtedness shall be determined in accordance with Section 1.03 and (ii)~~ all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or the Loan Parties at “fair value”, as defined therein.

Notwithstanding the foregoing, if at any time any change occurs after the Closing Date in GAAP (or IFRS) or in the application thereof that, in each case, would affect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document (including, but not limited to, the impact of Accounting Standards Update 2016-2, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies promulgated after the Closing Date), and the Borrower shall so request (regardless of whether any such request is given before or after such change), the Administrative Agent, the Lenders and the Borrower will negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (or IFRS); provided that until so amended, (a) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP (or IFRS) without giving effect to such change therein and (b) if reasonably requested by the Administrative Agent with respect to periods ending prior to the date that is one year after the effectiveness of such change, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders), together with any financial statements to be delivered pursuant to Section 6.01, a summary reconciliation between calculations of any such ratios or requirements required to be included in the corresponding Compliance Certificate to be delivered pursuant to Section 6.02(4) made before and after giving effect to such change in GAAP (or IFRS). For the avoidance of doubt, subject to the requirements of the foregoing clause (b), the operation of this paragraph shall otherwise have no effect with respect to any financial statements required to be delivered pursuant to Section 6.01 unless the Borrower otherwise elects.

“General Debt Basket Reallocated Amount” means any amount that, at the option of the Borrower, has been reallocated from Section 7.02(b)(12)(b) to clause (A)(1) of the Available Incremental Amount, which shall be deemed to be a utilization of the Basket set forth in Section 7.02(b)(12)(b).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or

(d) representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Company appearing upon the balance sheet of the Borrower solely by reason of push-down accounting under GAAP will be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of this definition of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of this definition of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include:

(i) Contingent Obligations incurred in the ordinary course of business or consistent with industry practice,

(ii) reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under commercial letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn),

(iii) obligations under or in respect of Qualified Securitization Facilities,

(iv) accrued expenses,

(v) deferred or prepaid revenues, ~~and~~

(vi) any Non-Financing Lease Obligation, and

(~~vi~~vii) asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care);

provided further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

Term Loans shall constitute Closing Date USD Term Loans for all purposes under this Agreement and the other Loan Documents.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Note” means the Intercompany Note, dated as of the Closing Date, substantially in the form of Exhibit Q executed by the Borrower and each Restricted Subsidiary of the Borrower party thereto.

“Intercreditor Agreement” means, as applicable, any First Lien/Second Lien Intercreditor Agreement and any Equal Priority Intercreditor Agreement.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such Test Period to (b) Consolidated Interest Expense of the Borrower and the Restricted Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Loans of such Class; provided that if any Interest Period for a Eurodollar Rate Loan or EURIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan of any Class, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class; and (c) with respect to all Closing Date Term Loans (including Converted Closing Date Term Loans), the Second Amendment Effective Date.

“Interest Period” means, as to each Eurodollar Rate Loan and EURIBOR Rate Loan, the period commencing on the date such Eurodollar Rate Loan or EURIBOR Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan or EURIBOR Rate Loan, as applicable, and ending on the date one, two, three or six months thereafter (or, with respect to the initial Interest Period for the Term B Loans, the period set forth in Sections 2.01(1)(e) and (f), or, with respect to the initial Interest Period for the 2019 Term B USD Incremental Loans and 2019 Term B Euro Incremental Loans, the period set forth in Sections 2.01(1)(h) and (i)), or to the extent consented to by each applicable Lender, twelve months, as selected by the Borrower in its Committed Loan Notice; provided that:

(1) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(3) no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Eurodollar Rate Loan or EURIBOR Rate Loan is a part.

Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that (a) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $25.0 million and (b) no such net cash proceeds shall constitute Net Proceeds under this clause (1) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (1)); and

(2) (a) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, any Permitted Equity Issuance by the Borrower or any Parent Company or any contribution to the common equity capital of the Borrower, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) all taxes paid or reasonably estimated to be payable, and all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (b) with respect to any Permitted Equity Issuance by any Parent Company, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Net Proceeds Percentage” has the meaning specified in Section 2.05(b)(2)(b)

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Converted Closing Date Euro Term Loans” means each Closing Date Euro Term Loan (or portion thereof) other than a Converted Closing Date Euro Term Loan.

“Non-Converted Closing Date Term Loans” means the Non-Converted Closing Date USD Term Loans and the Non-Converted Closing Date Euro Term Loans.

“Non-Converted Closing Date USD Term Loans” means each Closing Date USD Term Loan (or portion thereof) other than a Converted Closing Date USD Term Loan.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Excluded Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(2)(c).

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease (including any lease that would not have been a capital lease under GAAP as of December 31, 2017) shall be considered a Non-Financing Lease Obligation.

“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to the Borrower and the Restricted Subsidiaries.

(38) receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof and Liens on property or assets under construction arising from progress or partial payments by a third party relating to such property or assets;

(39) Liens on all or any portion of the Collateral (but no other assets) to secure obligations in respect of (a) Indebtedness permitted to be incurred pursuant to Section 7.02; provided that after giving pro forma effect to the incurrence of the then proposed Indebtedness (and without netting any cash received from the incurrence of such proposed Indebtedness), (i) if such Indebtedness is secured on a (x) pari passu basis with the Liens that secure the First Lien Obligations under this Agreement (“Pari Passu Lien Debt”), the First Lien Net Leverage Ratio would be no greater than ~~4.25~~4.75 to 1.00 or (y) junior basis to the Liens that secure the First Lien Obligations (“Junior Lien Debt”), the Secured Net Leverage Ratio would be no greater than ~~5.25~~5.75 to 1.00, (ii) such Liens are in each case subject the applicable Intercreditor Agreement(s) and (iii) if such Liens secure syndicated Dollar-denominated or Euro-denominated term loans that are Pari Pass Lien Debt, then the Borrower shall comply with the “most favored nation” pricing provisions of Section 2.14(5)(c) (to the extent then applicable) as if such Indebtedness were Incremental Term Loans incurred pursuant to Section 2.14 and (b) any Refinancing Indebtedness in respect of Pari Passu Lien Debt or Junior Lien Debt (but subject to the foregoing clause (iii));

(40) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with industry practice;

(41) Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any Environmental Law;

(42) Liens disclosed by any title insurance reports or policies delivered on or prior to the Closing Date and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44) restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with industry practice;

(46) zoning, building and other similar land use restrictions, including site plan agreements, development agreements and contract zoning agreements;

required by applicable Law to be publicly disclosed in connection with an issuance by Holdings or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (b) not material to make an investment decision with respect to securities of Holdings or any of its Subsidiaries (for purposes of United States federal and state securities laws), and (ii) at any time on and after Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings or any of its Subsidiaries or any of their respective securities.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10.0 million at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Restricted Subsidiary or Securitization Subsidiary and (b) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (2) constituting a receivables financing facility.

“Qualifying IPO” means the issuance by the Borrower or any Parent Company of its common Equity Interests that are listed on a national exchange or publicly offered (other than a public offering pursuant to a registration statement on Form S-8) (including pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering)).

“Qualifying Lender” has the meaning specified in Section 2.05(1)(e)(D)(3).

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated combined statements of operations and cash flows of the Borrower and its Subsidiaries for the commencing April 3, 2017 and ended July 1, 2017.

Loans shall constitute Term B Euro Loans for all purposes under this Agreement and the other Loan Documents.

“Term B Euro Loan” or “Term B Euro Loans” has the meaning specified in Section 2.01(1)(f), and shall also include each 2019 Term B Euro Incremental Loan.

“Term B Loan” means any Term B USD Loan and any Term B Euro Loan.

“Term B USD Loan” or “Term B USD Loans” has the meaning specified in Section 2.01(1)(e), and shall also include each 2019 Term B USD Incremental Loan.

“Term Borrowing” means a Borrowing of any Term Loans.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) an amendment in respect of Replacement Loans. The amount of the Additional Term B USD Lender’s Additional Term B USD Commitment and the amount of the Additional Term B Euro Lender’s Additional Term B Euro Commitment as of the Second Amendment Effective Date are specified in the definition of “Additional Term B USD Commitment” and “Additional Term B Euro Commitment” respectively; and the amount of each Lender’s other Term Commitment shall be specified in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption), Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment in respect of Replacement Loans pursuant to which such Lender shall have assumed its Commitment, as the case may be.

“Term Facility” means any Facility consisting of Term Loans of a single Class and/or Term Commitments with respect to such Class of Term Loans.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means any Closing Date Term Loan, Term B Loan, Incremental Term Loan, Other Term Loan, Extended Term Loan or Replacement Loan, as the context may require.

“Term Loan Extension Request” has the meaning provided in Section 2.16(1).

“Term Loan Extension Series” has the meaning provided in Section 2.16(1).

“Term Loan Increase” has the meaning specified in Section 2.14(1).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 or Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless the

Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized on terms reasonably acceptable to the applicable Issuing Bank, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank).

“Test Period” in effect at any time means (x) for purposes of (a) the definition of “Applicable Rate,” (b) Section 2.05(2)(a) and (c) the Financial Covenant (other than for the purpose of determining pro forma compliance with the Financial Covenant), the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which, subject to Section 1.07(1), financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(1) or (2), as applicable and (y) for all other purposes in this Agreement, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Borrower) (it being understood that for purposes of determining pro forma compliance with the Financial Covenant, if no Test Period with an applicable level cited in the Financial Covenant has passed, the applicable level shall be the level for the first Test Period cited in the Financial Covenant with an indicated level); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(1) or (2), the Test Period in effect shall be the period of four consecutive full fiscal quarters of the Borrower ended prior to the Closing Date for which financial statements would have been required to be delivered hereunder had the Closing Date occurred prior to the end of such period.

“Third Amendment” means that certain Amendment No. 3 to First Lien Credit Agreement, dated as of the Third Amendment Effective Date, among the Borrower, the Lenders party thereto, the Administrative Agent, the 2019 Term B USD Incremental Lender party thereto and the 2019 Term B Euro Incremental Lender party thereto.

“Third Amendment Consenting Lender” means each Term Lender that provided the Administrative Agent with a counterpart to the Third Amendment executed by such Lender prior to the Third Amendment Effective Date.

“Third Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the Third Amendment have been satisfied or waived, which date, for the avoidance of doubt, is June 13, 2019.

“Threshold Amount” means $100.0 million.

“Total Assets” means, at any time, the total assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the then most recent balance sheet of the Borrower or such other Person as may be available (as determined in good faith by the Borrower) (and, in the case of any determination relating to any Specified Transaction, on a pro forma basis including any property or assets being acquired in connection therewith).

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period, minus the Unrestricted Cash Amount on such last day to (b) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

(d) in the case of an Initial Default for which (i) the Borrower failed to give notice to the Agent and the Lenders of such Initial Default in accordance with Section 6.03(1) of this Agreement and (ii) the Borrower had actual knowledge of such failure to give such notice.

(1) For purposes hereof, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

SECTION 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, ~~(i)~~ all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any of its Subsidiaries at “fair value,” as defined therein ~~and (ii) unless the Borrower has requested an amendment pursuant to the second paragraph of the definition of “GAAP” with respect to the treatment of operating leases and Capitalized Lease Obligations under GAAP (or IFRS) and until such amendment has become effective, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.~~.

SECTION 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (1) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (2) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day and Timing of Payment and Performance. Unless otherwise specified, (1) all references herein to times of day shall be references to New York time (daylight or standard, as applicable) and (2) when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.07 Pro Forma and Other Calculations.

(1) Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.07;

portion of the Interest Period applicable to the Closing Date Euro Term Loans immediately prior to the Second Amendment Effective Date and with a EURIBOR Rate equal to the rate per annum for such Interest Period applicable to the Closing Date Euro Term Loans immediately prior to the Second Amendment Effective Date.

(g) Immediately following the incurrence of the Term B Euro Loans incurred pursuant to clause (f) above, subject to the terms and conditions set forth in the Second Amendment, each Term B Euro Incremental Lender severally agrees to make to the Borrower on the Second Amendment Effective Date one or more Term B Euro Incremental Loans denominated in Euros in an aggregate principal amount equal to such Term B Euro Incremental Lender’s Term B Euro Incremental Commitment. Amounts borrowed under this Section 2.01(1)(g) and repaid or prepaid may not be reborrowed. The Term B Euro Incremental Loan shall be EURIBOR Rate Loans. For the avoidance of doubt, from and after the Second Amendment Effective Date, the Term B Euro Incremental Loans shall constitute Term B Euro Loans and be of the same Class as the Term B Euro Loans.

(h) Subject to the terms and conditions set forth in the Third Amendment, each 2019 Term B USD Incremental Lender severally agrees to make to the Borrower on the Third Amendment Effective Date one or more 2019 Term B USD Incremental Loans denominated in Dollars in an aggregate principal amount equal to such 2019 Term B USD Incremental Lender’s 2019 Term B USD Incremental Commitment. Amounts borrowed under this Section 2.01(1)(h) and repaid or prepaid may not be reborrowed. The 2019 Term B USD Incremental Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. For the avoidance of doubt, from and after the Third Amendment Effective Date, the 2019 Term B USD Incremental Loans shall constitute Term B USD Loans and be of the same Class as the Term B USD Loans. Notwithstanding anything to the contrary contained herein, the 2019 Term B USD Incremental Loans will initially be Eurodollar Rate Loans with an Interest Period equal to the unexpired portion of the Interest Period applicable to the Term B USD Loans immediately prior to the Third Amendment Effective Date and with a Eurodollar Rate equal to the rate per annum for such Interest Period applicable to the Term B USD Loans immediately prior to the Third Amendment Effective Date.

(i) Subject to the terms and conditions set forth in the Third Amendment, each 2019 Term B Euro Incremental Lender severally agrees to make to the Borrower on the Third Amendment Effective Date one or more 2019 Term B Euro Incremental Loans denominated in Euros in an aggregate principal amount equal to such 2019 Term B Euro Incremental Lender’s 2019 Term B Euro Incremental Commitment. Amounts borrowed under this Section 2.01(1)(i) and repaid or prepaid may not be reborrowed. The 2019 Term B Euro Incremental Loans shall be EURIBOR Rate Loans. For the avoidance of doubt, from and after the Third Amendment Effective Date, the 2019 Term B Euro Incremental Loans shall constitute Term B Euro Loans and be of the same Class as the Term B Euro Loans. Notwithstanding anything to the contrary contained herein, the 2019 Term B Euro Incremental Loans will initially be EURIBOR Rate Loans with an Interest Period equal to the unexpired portion of the Interest Period applicable to the Term B Euro Loans immediately prior to the Third Amendment Effective Date and with a EURIBOR Rate equal to the rate per annum for such Interest Period applicable to the Term B Euro Loans immediately prior to the Third Amendment Effective Date.

(2) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans denominated in Dollars from its applicable Lending Office (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the period from the Closing Date until the Maturity Date, in an aggregate principal

Additionally, notwithstanding anything else in this Agreement to the contrary, in the event that any Term Loan of any Lender would otherwise be repaid or prepaid from the proceeds of other Term Loans being funded on the date of such repayment or prepayment, if agreed to by the Borrower and such Lender and notified to the Administrative Agent prior to the date of the applicable repayment or prepayment, all or any portion of such Lender’s Term Loan that would have otherwise been repaid or prepaid in connection therewith may be converted on a “cashless roll” basis into a new Term Loan.

SECTION 2.06 Termination or Reduction of Commitments.

(1) Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that

(a) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction,

(b) any such partial reduction shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof or, if less, the entire amount thereof and

(c) if, after giving effect to any reduction of the Commitments, the L/C Sublimit exceeds the amount of the Revolving Facility, the L/C Sublimit shall be automatically reduced by the amount of such excess.

Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the L/C Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed.

(2) Mandatory. The Additional Term B USD Commitment of the Additional Term B USD Lender on the Second Amendment Effective Date shall be automatically and permanently reduced to $0 upon the making of such Lender’s Term B USD Loans to the Borrower pursuant to Section 2.01(1)(e). The Additional Term B Euro Commitment of the Additional Term B Euro Lender on the Second Amendment Effective Date shall be automatically and permanently reduced to €0 upon the making of such Lender’s Term B Euro Loans to the Borrower pursuant to Section 2.01(1)(f). The Term B Euro Incremental Commitment of the Term B Euro Incremental Lender on the Second Amendment Effective Date shall be automatically and permanently reduced to €0 upon the making of such Lender’s Term B Euro Incremental Loans to the Borrower pursuant to Section 2.01(1)(g). The 2019 Term B USD Incremental Commitment of the 2019 Term B USD Incremental Lender on the Third Amendment Effective Date shall be automatically and permanently reduced to $0 upon the making of such Lender’s 2019 Term B USD Incremental Loans to the Borrower pursuant to Section 2.01(1)(h). The 2019 Term B Euro Incremental Commitment of the 2019 Term B Euro Incremental Lender on the Third Amendment Effective Date shall be automatically and permanently reduced to $0 upon the making of such Lender’s 2019 Term B Euro Incremental Loans to the Borrower pursuant to Section 2.01(1)(i). The Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the applicable Revolving Facility.

(3) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the L/C Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced on a pro rata basis (determined on the basis of the aggregate Commitments under such Class) (other than the termination of the Commitment of any Lender as provided in Section 3.07). Any commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

SECTION 2.07 Repayment of Loans.

(1) Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with December 31, 2018, an aggregate principal amount (x) with respect to the Term B USD Loans, in Dollars equal to ~~0.25% of the aggregate principal amount of all Term B USD Term Loans outstanding on the Second Amendment Effective Date and (y) in Euros equal to 0.25% of the aggregate principal amount of all Term B Euro Loans outstanding on the Second Amendment Effective Date~~ $7,756,303.62 and (y) with respect to the Term B Euro Loans, in Euros equal to €2,743,965.25 (in each case, which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (b) on the Maturity Date for the Term B Loans, the aggregate principal amount of all Term B Loans outstanding on such date. In connection with any Incremental Term Loans that constitute part of the same Class as the Term B USD Loans or Term B Euro Loans, as applicable, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding Term B USD Loans or Term B Euro Loans, as applicable, comprising part of such Class continue to receive a payment that is not less than the same Dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans; provided, that if such Incremental Term Loans are to be “fungible” with the Term B USD Loans or Term B Euro Loans, as applicable, notwithstanding any other conditions specified in this Section 2.07(1), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by the Borrower and the Administrative Agent to ensure that the Incremental Term Loans will be “fungible” with the Term B USD Loans or Term B Euro Loans, as applicable.

(2) Revolving Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Revolving Facility the aggregate principal amount of all Revolving Loans under such Facility outstanding on such date.

(3) Non-Converted Closing Date Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of each Term Lender with Non-Converted Closing Date Term Loans, the full amount of Non-Converted Closing Date Term Loans on the Second Amendment Effective Date.

SECTION 2.08 Interest.

(1) Subject to the provisions of Section 2.08(2), (a) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period, plus the Applicable Rate, (b) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate and (c) each EURIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBOR Rate for such Interest Period, plus the Applicable Rate.

(2) During the continuance of a Default under Section 8.01(1), the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Revolving Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(h) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Commitments.

(4) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment and the availability of any initial credit extensions thereunder shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions (subject to Section 1.07(10)):

(a) (x) no Event of Default shall exist after giving effect to such Incremental Commitments; provided that, with respect to any Incremental Amendment the primary purpose of which is to finance an acquisition or other Investment permitted by this Agreement, the requirement pursuant to this clause (4)(a)(x) shall be that no Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) shall exist after giving effect to such Incremental Commitments, and (y) the representations and warranties of the Borrower contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Incremental Amendment (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates); provided that, in connection with an acquisition or other Investment permitted hereunder, the conditions in clause (x) and in clause (y) shall only be required to the extent requested by the Persons providing more than 50% of the applicable Incremental Term Loans and Incremental Term Commitments or Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be (provided, further, that, in the case of an acquisition or other Investment with a purchase price in excess of $100.0 million, the conditions contained in the proviso to clause (x) with respect to no Event of Default under Section 8.01(1) or, solely with respect to the Borrower, Section 8.01(6) and in clause (y) with respect to Specified Representations, in each case, shall be required whether or not requested by such Persons, unless waived in accordance with Section 10.01);

(b) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $5.0 million (provided that such amount may be less than $5.0 million if such amount represents all remaining availability under the limit set forth in clause (c) of this Section 2.14(4)) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $5.0 million (provided that such amount may be less than $5.0 million if such amount represents all remaining availability under the limit set forth in clause (c) of Section 2.14(4));

(c) the aggregate principal amount of Incremental Term Loans and Incremental Revolving Commitments shall not, together with the aggregate principal amount of Permitted Incremental Equivalent Debt, exceed the sum of:

(A) (1) $500.0 million plus any General Debt Basket Reallocated Amount less the Second Lien Incremental Usage Amount (for the avoidance of doubt, it being agreed that as of the Third Amendment Effective Date, no Incremental Loans or Incremental Commitments have been incurred pursuant to this clause (1)) plus (2) the

(B) (x) in the case of any Incremental Loans or Incremental Commitments that effectively extend the Maturity Date of, or refinance, any Facility, an amount equal to the portion of the Facility to be replaced with (or refinanced by) such Incremental Loans or Incremental Commitments and (y) in the case of any Incremental Loans or Incremental Commitments that effectively replace any Commitment or Loan that is terminated or cancelled in accordance with Section 3.07, an amount equal to the portion of the relevant terminated or cancelled Commitment or Loan, plus

(C) solely to the extent not in duplication of prepayments, redemptions, repurchases or permanent commitment reductions described in Section 2.14(4)(c)(A)(2), the aggregate amount of (x) voluntary prepayments, redemptions or repurchases of Term Loans and Permitted Incremental Equivalent Debt (other than any Permitted Incremental Equivalent Debt that is a revolving credit facility) (including purchases of Term Loans or Permitted Incremental Equivalent Debt by Holdings, the Borrower or any of its Subsidiaries), (y) voluntary permanent commitment reductions in respect of Revolving Commitments or Permitted Incremental Equivalent Debt consisting of revolving credit commitments and (z) voluntary prepayments, redemptions or repurchases of any Credit Agreement Refinancing Indebtedness, Other Loans, Refinancing Indebtedness or other Indebtedness, in each case, previously applied to the prepayment, redemption or repurchase of any Term Loans and Permitted Incremental Equivalent Debt (other than any Permitted Incremental Equivalent Debt that is a revolving credit facility), in the case of this clause (z), so long as such prepayment, redemption or repurchase was not previously included in clause (x) above; other than, in each case under clauses (x) and (z), from proceeds of long-term Indebtedness (other than revolving credit facilities) provided, that for the avoidance of doubt, this clause (C) shall not give credit to any prepayment of Closing Date Term Loans with the proceeds of, or by the conversion into, Term B Loans, plus

(D) an unlimited amount, so long as in the case of this clause (D) only,

(x) in the case of Incremental Loans or Incremental Revolving Commitments secured by Liens on all or a portion of the Collateral on a basis that is equal in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement (but without regard to the control of remedies), either (I) the First Lien Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence, does not exceed ~~4.25~~4.75 to 1.00 (including in connection with an acquisition or other similar Investment permitted under this Agreement) or (II) to the extent such Incremental Loans or Incremental Revolving Commitments are incurred in connection with an acquisition or other similar Investment permitted under this Agreement, the First Lien Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the First Lien Net Leverage Ratio immediately prior to giving effect to such incurrence of Incremental Loans or establishment of Incremental Revolving Commitments (in each case under clauses (I) and (II), in the case of an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and calculating the First Lien Net Leverage Ratio without netting the cash proceeds from such Incremental Loans then proposed to be incurred) (it being agreed that the 2019 Term B USD Incremental Loans and 2019 Term B Euro Incremental Loans shall be deemed to be incurred pursuant to this clause (4)(c)(D)(x)),

(y) in the case of Incremental Loans or Incremental Revolving Commitments secured by Liens on all or a portion of the Collateral on a basis that is junior in priority to the Liens on the Collateral securing the First Lien Obligations under this Agreement, either (I) the Secured Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence, does not exceed ~~5.25~~5.75 to 1.00 (including in connection with an acquisition or other similar Investment permitted under this Agreement) or (II) to the extent such Incremental Loans or Incremental Revolving Commitments are incurred in connection with an acquisition or other similar Investment permitted under this Agreement, the Secured Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the Secured Net Leverage Ratio immediately prior to giving effect to such incurrence of Incremental Loans or establishment of Incremental Revolving Commitments (in each case under clauses (I) and (II), in the case of an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and calculating the Secured Net Leverage Ratio without netting the cash proceeds from such Incremental Loans then proposed to be incurred) and

(z) in the case of Incremental Loans or Incremental Revolving Commitments that are unsecured, (i) the Total Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence, does not exceed ~~5.50~~6.00 to 1.00 (including in connection with an acquisition or other similar Investment permitted under this Agreement) or (ii) to the extent such Incremental Loans or Incremental Revolving Commitments are incurred in connection with an acquisition or other Investment permitted under this Agreement, the Total Net Leverage Ratio for the Test Period most recently ended calculated on a pro forma basis after giving effect to any such incurrence is no greater than the Total Net Leverage Ratio immediately prior to giving effect to such incurrence of Incremental Loans or establishment of Incremental Revolving Commitments (in each case in the case of an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and calculating the Total Net Leverage Ratio without netting the cash proceeds from such Incremental Loans then proposed to be incurred);

(the amount available under clauses (A) through (D), the “Available Incremental Amount”). The Borrower may elect to use clause (D) of the Available Incremental Amount regardless of whether the Borrower has capacity under clauses (A), (B) or (C) of the Available Incremental Amount. Further, the Borrower may elect to use clause (D) of the Available Incremental Amount prior to using clauses (A), (B) or (C) of the Available Incremental Amount, and if both clause (D) and clauses (A), (B) or (C) of the Available Incremental Amount are available and the Borrower does not make an election, then the Borrower will be deemed to have elected to use clause (D) of the Available Incremental Amount. In addition, any Indebtedness originally designated as incurred pursuant to clauses (A), (B) or (C) of the Available Incremental Amount shall be automatically reclassified as incurred under clause (D) of the

SECTION 2.18 Loan Repricing Protection. In the event that, on or prior to the date that is six months after the ~~Second~~Third Amendment Effective Date, the Borrower (a) makes any prepayment or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to satisfy the Collateral and Guarantee Requirement.

(2) As promptly as practicable, and in any event no later than one hundred and twenty (120) days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, (a) deliver the documents or take the actions required pursuant to sub clauses (i) through (v) of Section 6.11(2)(b) hereof with respect to any Material Real Properties listed in Schedule 1.01(2) and (b) deliver the documents or take the actions specified in Schedule 6.13(2), in each case except to the extent otherwise agreed by the Collateral Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 6.14 Use of Proceeds. The proceeds of (a) the Closing Date Term Loans made on the Closing Date, together with the proceeds of the Second Lien Initial Term Loans, any Revolving Loans drawn on the Closing Date (to the extent permitted under this Agreement) and cash on hand, will be used to fund the Transactions, (b) any Revolving Loans will be used for working capital and general corporate purposes and for any other purpose not prohibited by the Loan Documents; provided that the Closing Date Revolving Facility shall not be utilized to finance the Parent Distribution, (c) the Initial Incremental Term Loans will be used solely (i) to finance certain acquisitions and investments, including all or a portion of the purchase price for Skyhigh Networks, Inc., (ii) to pay fees, costs and expenses related to such acquisitions and investments and the transactions contemplated by the First Amendment and any other transaction occurring on the First Amendment Effective Date and (iii) for other general corporate purposes not prohibited by this Agreement ~~and~~, (d) the Term B Loans made on the Second Amendment Effective Date will be used (i) to refinance the Closing Date Term Loans on the Second Amendment Effective Date and (ii) to pay fees, costs and expenses in connection therewith and (e) the 2019 Term B Euro Incremental Loan and 2019 Term B USD Incremental Loan made on the Third Amendment Effective Date will be used (i) to pay the 2019 Dividend and (ii) to pay fees, costs and expenses in connection therewith.

SECTION 6.15 Maintenance of Ratings. Use commercially reasonable efforts to maintain (1) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (2) a public rating (but not any specific rating) in respect of each Term Facility comprising the Term B Loans as of the ~~Second~~Third Amendment Effective Date from each of S&P and Moody’s.

Article VII

Negative Covenants

So long as the Termination Conditions are not satisfied:

SECTION 7.01 Liens. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (except any Permitted Lien(s)) that secures obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

SECTION 7.02 Indebtedness.

(a) The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:

(i) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), or

(ii) issue any shares of Disqualified Stock or permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock;

provided that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, in each case, if (any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to following clauses (A), (B) and (C), “Permitted Ratio Debt”):

(A) with respect to Indebtedness secured by the Collateral on a pari passu basis with the First Lien Obligations, the First Lien Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than ~~4.25~~4.75 to 1.00;

(B) with respect to Indebtedness secured by the Collateral on a basis that is junior in priority to the First Lien Obligations, the Secured Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than ~~5.25~~5.75 to 1.00; or

(C) with respect to Indebtedness that is not secured by the Collateral, including all Indebtedness of Restricted Subsidiaries that are not Guarantors, or any Disqualified Stock or Preferred Stock, the Total Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than ~~5.50~~6.00 to 1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period;

provided further that (I) Restricted Subsidiaries of the Borrower that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under this Section 7.02(a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate principal amount of Indebtedness, liquidation preference of Disqualified Stock and amount of Preferred Stock of such Restricted Subsidiaries incurred or issued pursuant to this Section incurred or otherwise obtained) (i) the greater of (I) $200.0 million and (II) 25.0% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus, without duplication, (ii) in the event of any extension, replacement, refinancing, renewal or defeasance of any such Indebtedness, Disqualified Stock or Preferred Stock, an amount equal to (x) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Preferred Stock, and any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (y) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Indebtedness, Disqualified Stock or Preferred Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees, underwriting, arrangement and similar fees) incurred in connection with the issuance of such new Indebtedness, Disqualified Stock or Preferred Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such Indebtedness, Disqualified Stock or Preferred Stock, minus (iii) any General Debt Basket Reallocated Amount;

(13) the incurrence or issuance by the Borrower of Refinancing Indebtedness or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness that serves to Refinance any Indebtedness (including any Designated Revolving Commitments) permitted under Section 7.02(a) and clauses (b)(3) and (12)(a) above, this clause (13) and clauses (14) and (30), or any successive Refinancing Indebtedness with respect to any of the foregoing;

(14) (a) the incurrence or issuance of:

(x) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary, incurred or issued to finance an acquisition or investment (or other purchase of assets), or

(y) Indebtedness, Disqualified Stock or Preferred Stock (I) of Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement or (II) that is assumed by the Borrower or any Restricted Subsidiary in connection with such acquisition or investment (or other purchase of assets), in an aggregate principal amount or liquidation preference, together with any Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), not to exceed (i) the greater of $270.0 million and 35.0% of Consolidated EBITDA plus (ii) an unlimited amount so long as in the case of this clause (ii) only, either:

(A) with respect to Indebtedness secured by the Collateral on a pari passu basis with the First Lien Obligations, the First Lien Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than the greater of (I)  ~~4.25~~4.75 to 1.00 and (II) the First Lien Net Leverage Ratio immediately prior to giving effect to such incurrence of such Indebtedness;

(B) with respect to Indebtedness secured by the Collateral on a basis that is junior in priority to the First Lien Obligations, the Secured Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than the greater of (I) ~~5.25~~5.75 to 1.00 and (II) the Secured Net Leverage Ratio immediately prior to giving effect to such incurrence of such Indebtedness; or

(C) with respect to Indebtedness that is not secured by the Collateral, including all Indebtedness of Restricted Subsidiaries that are not Guarantors, or any Disqualified Stock or Preferred Stock, the Total Net Leverage Ratio for the Test Period preceding the date on which such Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (without netting any cash received from the incurrence of such Indebtedness proposed to be incurred) would be no greater than the greater of (I) ~~5.50~~6.00 to 1.00 and (II) the Total Net Leverage Ratio immediately prior to giving effect to such incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock;

provided that (x) with respect to such Indebtedness, Restricted Subsidiaries of the Borrower that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under clause (14)(a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate principal amount of Indebtedness, liquidation preference of Disqualified Stock and amount of Preferred Stock of such Restricted Subsidiaries incurred or issued pursuant to clause (14)(a), together with any principal amounts incurred, assumed or issued by such Restricted Subsidiaries under Section 7.02(a) and any Refinancing Indebtedness in respect of any of the foregoing (excluding any Incremental Amounts), in each case then outstanding, would exceed (as of the date of such indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) the greater of (i) $500.0 million and (ii) 65.0% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis), (y) such Indebtedness (I) shall not mature earlier than the Original Term Loan Maturity Date and (II) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term B Loans on the date of incurrence of such Indebtedness and (z) if any such Indebtedness under clause (i) or clause (ii)(A) consists of syndicated Dollar-denominated or Euro-denominated term loans secured by a Lien on the Collateral ranking pari passu with the First Lien Obligations under this Agreement, then the Borrower shall comply with the “most favored nation” pricing provisions of Section 2.14(5)(c) (to the extent then applicable) as if such Indebtedness were Incremental Term Loans incurred pursuant to Section 2.14;

(b) so long as not created in contemplation of such acquisition or investment, (i) Indebtedness or Disqualified Stock that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition or investment (or other purchase of assets) and (ii) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement, in each case in an aggregate principal amount or liquidation preference, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts), not to exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is assigned or acquired) (A) the greater of $115.0 million and 15.0% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus (B) an unlimited amount of Indebtedness, Disqualified Stock or Preferred Stock so long as, after giving pro forma effect to the assumption or acquisition of such Indebtedness, Disqualified Stock or Preferred stock and such acquisition or investment (or other purchase of assets), the

(D) make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:

(1) in the case of a Restricted Payment described in clauses (A) and (B) above utilizing clause 3(a) or (g) below, no Event of Default under Section 8.01(1) or Section 8.01(6) will have occurred and be continuing or would occur as a consequence thereof;

(2) [reserved];

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by the Borrower and its Restricted Subsidiaries after the ~~Closing~~Third Amendment Effective Date (excluding Restricted Payments permitted by 7.05(b) other than clause (1) thereof), is less than the sum of (without duplication):

(a) 50.0% of the Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on April 3, 2017 to the end of the most recently ended fiscal quarter for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower) preceding such Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Borrower and its Restricted Subsidiaries since the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to Section 7.02(b)(12)(a)) from the issue or sale of:

(i) (A) Equity Interests of the Borrower, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(I) Equity Interests to any future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates, Immediate Family Members or any permitted transferees thereof) of the Borrower, its Subsidiaries or any Parent Company after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.05(b)(4); and

(II) Designated Preferred Stock; and

(B) Equity Interests of Parent Companies, to the extent the proceeds of any such issuance or consideration for any such sale are contributed to the Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts provided that in the case of each of clauses (a), (b) and (c) of this clause (6), for the most recently ended Test Period preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Borrower would have had a Interest Coverage Ratio of at least 2.00 to 1.00;

(7) (a) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable by any future, present or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Borrower, any Restricted Subsidiary or any Parent Company,

(b) any repurchases or withholdings of Equity Interests in connection with the exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or withholding obligations with respect to, such options, warrants or similar rights or required withholding or similar taxes and

(c) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower, any Restricted Subsidiary or any Parent Company in connection with such Person’s purchase of Equity Interests of the Borrower or any Parent Company; provided that no cash is actually advanced pursuant to this clause (c) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(8) the declaration and payment of dividends on the Borrower’s common equity (or the payment of dividends to any Parent Company to fund a payment of dividends on such company’s common equity), following the first public offering of the Borrower’s common equity or the common equity of any Parent Company after the Closing Date, in an aggregate amount per annum not to exceed 6.0% of Market Capitalization;

(9) Restricted Payments in an amount that does not exceed the aggregate amount of Excluded Contributions;

(10) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) after the Third Amendment Effective Date not to exceed (as of the date any such Restricted Payment is made) $100.0 million; provided that if this clause (10) is utilized to make a Restricted Investment, the amount deemed to be utilized under this clause (10) will be the amount of such Restricted Investment at any time outstanding (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”);

(11) distributions or payments of Securitization Fees;

(12) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto;

(13) the repurchase, redemption, defeasance, acquisition or retirement for value of any Junior Indebtedness from Excluded Proceeds (except to the extent utilized to make Restricted Payments pursuant to clause (f) of Section 7.05(a));

(14) the declaration and payment of dividends or distributions by the Borrower or any Restricted Subsidiary to, or the making of loans or advances to, the Borrower or any Parent Company in amounts required for any Parent Company to pay in each case without duplication:

(a) franchise, excise and similar taxes and other fees and expenses, required to maintain their corporate or other legal existence;

(b) for any taxable period (or portion thereof) for which the Borrower or any of its Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which a Parent Company is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, foreign, state or local income Taxes (as applicable) of such Tax Group for such taxable period that are attributable to the taxable income of the Borrower and/or the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries); provided that for each taxable period, (A) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Borrower and the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group and (B) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for such purpose;

(c) for any taxable period (or portion thereof) for which the Borrower and any Parent Company is a partnership or disregarded entity for U.S. federal income tax purposes (amounts permitted to be distributed, loaned or advanced pursuant to this clause (c), “Tax Distributions”): cash distributions from the Borrower at such times and in such amounts necessary to permit each Parent Company to make cash distributions to each direct or indirect member of the Parent Company in accordance with the terms of its relevant operating agreement, in an aggregate amount not to exceed the sum of (I) any non-income Taxes payable by such member with respect to the Borrower and (II) the product of (A) the taxable income of the Borrower allocable to such member for such period (assuming the Borrower for this purpose is a regarded entity for U.S. federal income tax purposes), determined by taking into account any basis step-up in the assets of the Borrower or any of its Subsidiaries resulting from the Transactions (other than any basis adjustment arising under section 743 of the Code), and (B) the maximum combined effective tax rate applicable to any direct or indirect equity owner of the Borrower or Parent Company for such taxable period (taking into account the Medicare Contribution Tax on net investment income tax, the character of the taxable income in question (e.g. long-term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitations thereon, including the limitations in Sections 67 and 68 of the Code) and adjusted to the extent necessary to calculate federal, state and local tax liability separately so as to take into account the limitations under Section 163 of the Code and the calculation under the applicable state and local tax laws of taxable income and taxable losses and the extent to which such losses may offset such income) increased if necessary to apply alternative minimum tax rates and rules in years in which the alternative minimum tax applies (or would apply based on the assumptions stated herein) to the relevant distributee if the distributee were an individual or a corporation, assuming each distributee’s sole asset is its direct or indirect interest in the Borrower)); provided that the amount of any Tax complies with the terms of this Agreement or any other transaction that complies with the terms of this Agreement;

(20) the payment of dividends, other distributions and other amounts by the Borrower to, or the making of loans to, any Parent Company in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any Parent Company, if applicable, to pay interest or principal (including AHYDO Payments) on Indebtedness, the proceeds of which have been permanently contributed to the Borrower or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary incurred in accordance with this Agreement; provided that the aggregate amount of such dividends, distributions, loans and other amounts shall not exceed the amount of cash actually contributed to the Borrower for the incurrence of such Indebtedness;

(21) the making of cash payments in connection with any conversion of Convertible Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate amount since the date of this Agreement not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Borrower or any Restricted Subsidiary pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(22) any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Borrower’s common equity upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common equity upon any early termination thereof;

(23) the refinancing of any Junior Indebtedness with the Net Proceeds of, or in exchange for, any Refinancing Indebtedness;

(24) the prepayment of Second Lien Term Loans on the Second Amendment Effective Date in an aggregate principal amount not to exceed $50,000,000 (plus, for the avoidance of doubt, any premiums and accrued interest paid in connection therewith); ~~and~~

(25) the prepayment of Second Lien Term Loans in an aggregate principal amount taken together with all other Restricted Payments made pursuant to this clause (25) not to exceed (as of the date any such Restricted Payment is made) $50,000,000 (plus, for the avoidance of doubt, any premiums and accrued interest paid in connection therewith)~~.~~; and

(26) the 2019 Dividend.

provided that at the time of, and after giving effect to, any Restricted Payment pursuant to clause (17) in respect of Restricted Payments described in clauses (A) or (B) of the definition thereof, no Event of Default will have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (7) and (14) above, taxes will include all interest and penalties with respect thereto and all additions thereto.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Borrower’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 10.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender hereunder shall in no event affect the rights of any Covered Party under a Supported QFC or any QFC Credit Support.

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